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Exhibit 99.1

NEWS RELEASE
Contacts:	Steven J. Janusek Executive Vice President & CFO sjanusek@reddyice.com 800-683-4423

REDDY ICE HOLDINGS, INC. FILES REGISTRATION STATEMENT
WITH THE SEC FOR AN INITIAL PUBLIC OFFERING

        FEBRUARY 11, 2005—DALLAS, TEXAS—Reddy Ice Holdings, Inc. ("Reddy Ice") announced today that it has filed a registration statement with the Securities and Exchange Commission for a proposed initial public offering of its common stock. A portion of the shares will be issued and sold by Reddy Ice and a portion will be sold by certain stockholders of Reddy Ice. The number of shares to be offered and the price range for the offering have not yet been determined.

        Bear, Stearns & Co., Lehman Brothers and Credit Suisse First Boston LLC are acting as joint book-running managers of the offering with Goldman, Sachs & Co. and CIBC World Markets acting as co-managers for the offering.

        Reddy Ice manufactures and distributes packaged ice, serving approximately 82,000 customer locations in 31 states and the District of Columbia under the Reddy Ice brand name.

        A copy of the prospectus relating to these securities may be obtained, when available, from: Bear, Stearns & Co. Inc., attention: Prospectus Department, 383 Madison Avenue, New York, New York 10179, telephone (631) 254-7129.

        A registration statement relating to these securities has been filed with the Securities and Exchange Commission but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

        ***

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  Exhibit 99.1
REDDY ICE HOLDINGS, INC. FILES REGISTRATION STATEMENT WITH THE SEC FOR AN INITIAL PUBLIC OFFERING